Exhibit 99.2

HeartWare International, Inc. Announces Closing of Public Offering of Common Stock

Framingham, Mass. and Sydney, Australia, March 18, 2013 —  HeartWare International, Inc. (Nasdaq: HTWR, ASX: HIN) (“HeartWare”) announced today the completion of a public offering of 1,725,000 shares of common stock, at a price per share of $86.45 pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”) on December 9, 2010.  This amount includes 225,000 additional shares of common stock sold pursuant to the underwriters’ exercise in full of their option to purchase additional shares of common stock to cover over-allotments.

HeartWare intends to use the net proceeds from the offering for working capital and general corporate purposes, including, but not limited to, research and development, expansion of manufacturing capabilities, selling and marketing activities, capital investments in information systems, facilities and infrastructure, and general and administrative support functions to support growth and the acquisition or licensing of or investment in complementary products, technologies or businesses.

J.P. Morgan Securities LLC acted as the sole book-running manager for the offering.  Canaccord Genuity Inc., Credit Suisse Securities (USA) LLC and Lazard Capital Markets LLC acted as co-managers of the offering.  Perella Weinberg Partners served as independent capital markets advisor to HeartWare on this offering.

The offering does not require the prior approval of HeartWare’s stockholders under the requirements of the Australian Stock Exchange.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. The offering was made only by means of a prospectus and the related prospectus supplement. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, copies of the prospectus and the related prospectus supplement can be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling 1-866-803-9204.

About HeartWare International

HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat Class IIIB / IV patients suffering from advanced heart failure.

Forward-Looking Statements

This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the commercial launch of the HeartWare® Ventricular Assist System in the U.S., continued support from international customers, progress of clinical trials and post-approval studies, regulatory status, research and development activities, commercialization strategies and the use of proceeds from this offering.  Management believes that these forward-looking statements are reasonable as and when made.  However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made.  HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements.  Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.  We may update our risk factors from time to time in Part II, Item 1A “Risk Factors” in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings with the Securities and Exchange Commission.

For further information:

Christopher Taylor

HeartWare International, Inc.

Email: ctaylor@heartwareinc.com

Phone: +1 508 739 0864

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